UNITED STATES
		     SECURITIES AND EXCHANGE COMMISSION
			   WASHINGTON, D.C. 20549

			     __________________

				 FORM 8-K

			      CURRENT REPORT

		  PURSUANT TO SECTION 13 OR 15(d) OF THE
		     SECURITIES EXCHANGE ACT OF 1934
			     __________________

			      January 17, 2007

		       CHINA MEDIA GROUP CORPORATION
		       -----------------------------
	   (Exact Name of Registrant as Specified in Charter)


Texas				5813			    33-0034926
(State or other 	    (Commission			   (IRS Employer
jurisdiction		    File Number)	      Identification No.)
of incorporation)


9901 I.H. 10 West, Suite 800, San Antonio, Texas, USA		78230
-----------------------------------------------------		------
(Address of principal executive offices)		     (Zip code)


Registrant's telephone number, including area code:  011 86 755 6165 7704



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act  (17 CFR 240.13e-4(c))


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Item 1.01	Entry Into A Material Definitive Agreement
---------	------------------------------------------

On January 13, 2007, the Registrant, China Media Group Corporation (the "Company") entered into a Sale and Purchase Agreement (the "SP Agreement") with an independent third party (the "Vendor") to purchase 18% of the registered capital of Guangzhou Waho Culture & Media Co., Ltd. ("GWCM") for US$243,000, which will be paid by US$53,000 in cash and US$190,000 in common stock which is calculated to 3,518,518 shares of the Company.

Pursuant to the Agreements, the cash consideration of US$53,000 shall be paid within 6 months from the date of the SP Agreement and the shares consideration of 3,518,518 shares shall be kept in escrow by the Company until the completion of the registration of the 18% of the registered capital of GWCM into the Company's name.

GWCM is a company incorporated in the People's Republic of China in August 2006. GWCM is focused in the business of online advertising for the China market. GWCM has a cooperative agreement with China Tietong Communications Co., Ltd. Guangdong Branch to be the exclusive partner to issue and advertise the China Tietong Guangdong Yellow Pages both the print and on line edition for the province of Guangdong. This Tietong contract is effective for 8 years from 2006 to 2014 and is renewable for another
5 years upon expiry.

The common shares issued will be restricted securities within the meaning of Rule 144 under the Securities Act. These shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.


Item 3.02 	Unregistered Sales of Equity Securities
---------	---------------------------------------

	See Item 1.01 above.


SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 17, 2007
					CHINA MEDIA GROUP CORPORATION


					By:	/s/ Con Unerkov
					------------------------
					Name:  Con Unerkov
					Title:	President

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